Exhibit 23.1

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112 Telephone: 303/768-9221 • Facsimile: 303/768-9224 • E-Mail: andrew@telseylaw.com

January 12, 2016

Board of Directors

ILLUMINATION AMERICA, INC.

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

Re:	Illumination America, Inc.
Form S-1 Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such amended Registration Statement and related Prospectus.

Yours truly,

ANDREW I. TELSEY, P.C.

/s/Andrew I. Telsey, P.C.